EXHIBIT 99.1
T-Mobile Delivers Continued Strong Account Growth, Translating into Industry-Leading Service Revenue Growth Driven by Widening Differentiation
Q2 Results, Alongside Record-High Wireless NPS Score, Another Proof Point that the Un-carrier’s Winning Formula of Best Network, Best Value and Best Experiences Drives Durable and Profitable Growth
Continued Strong Account Growth and Deepening Customer Relationships Fueled by Widening Differentiation
•Postpaid Average Revenue Per Account (“ARPA”) of $152.91 grew 2% year-over-year
•Postpaid net account additions of 277 thousand decreased 13% year-over-year
Translating Strong Account Growth into Durable and Profitable Financial Growth
•Service revenues of $19.0 billion grew 9% year-over-year, industry-leading growth(1)
•Postpaid service revenues of $15.9 billion grew 13% year-over-year, industry-leading growth
•Strong Net income of $3.2 billion grew 1% year-over-year and included the impact of UScellular merger-related costs, including accelerated depreciation, net of tax, of $146 million
•Diluted earnings per share (“EPS”) of $2.99 grew 5% year-over-year and included the impact of UScellular merger-related costs, including accelerated depreciation, net of tax, of $0.14
•Core Adjusted EBITDA(2) of $9.5 billion grew 12% year-over-year, industry-leading growth
•Net cash provided by operating activities of $7.5 billion grew 7% year-over-year
•Adjusted Free Cash Flow(2) of $4.8 billion grew 4% year-over-year
Extending Overall Network Lead with Best Assets, Customer Centricity and Technology Leadership
•T-Mobile achieved a record wireless NPS score of 46, the highest-ever NPS for a big three carrier, according to HarrisX survey data(3)
•Ookla awarded T-Mobile with the Best Mobile Network in its Speedtest Connectivity report for the third consecutive time(4)
•T-Mobile yet again recognized as the most awarded network by Opensignal, sweeping all Quality of Experience and Network Performance categories, while also leading in 5G Coverage and Application Experience categories(5)
•T-Mobile awarded Test Champion by P3 in their Q2 2026 US Mobile Benchmark, sweeping all 13 award categories, including AI Services Champion(6)
Bellevue, WA — July 23, 2026 — T-Mobile US, Inc. (NASDAQ: TMUS) reported second quarter 2026 results today, delivering strong postpaid net account and postpaid ARPA growth. The company’s robust account and ARPA growth contributed to industry-leading service revenue growth, including Postpaid service revenue growth, strong Net income, industry-leading Core Adjusted EBITDA growth, strong Net cash provided by operating activities margin and industry-leading Adjusted Free Cash Flow margin.
“Q2 marked another strong quarter of execution as we continued making meaningful progress toward our ambitious 2026 and 2027 objectives, including achieving our highest-ever wireless NPS score of 46,” said Srini Gopalan, CEO of T-Mobile. “Our strategy is simple: give customers the best network, the best value, and the best experience, all in one place. That’s how we eliminate trade-offs for our customers, and that’s what sets us apart, and our results represent another proof point that our strategy is working. Our differentiated approach is all about creating durable growth opportunities that no one else in the industry can match. As our unmatched value proposition continues to resonate with customers, and as we continue to invest in our network and our technology, we see a tremendous runway for growth across both wireless and broadband, as well as new businesses. We’re just getting started.”
___________________________________________________________
(1)Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(3)HarrisX Mobile Insights, Q2 2026. Net Promoter Score® (NPS®) is a registered trademark of Bain & Company.
(4)Ookla® U.S. Speedtest Connectivity Report H1 2026.
(5)Mobile Network Experience Report July 2026 © Opensignal Limited.
(6)P3 US Mobile Benchmark Q2 2026.

Continued Strong Account Growth and Deepening Customer Relationships Fueled by Widening Differentiation
•Postpaid ARPA of $152.91 grew 2% year-over-year.
•Postpaid net account additions of 277 thousand decreased 41 thousand, or 13%, year-over-year. Postpaid account churn of 0.99%.

	Quarter			Six Months Ended June 30,
(in thousands, except churn and ARPA)	Q2 2026	Q1 2026	Q2 2025	2026	2025
Postpaid net account additions	277	217	318	494	523
Total postpaid accounts, end of period (1)(2)(3)	34,700	34,439	31,502	34,700	31,502
Postpaid account churn	0.99%	1.04%	0.92%	1.02%	0.93%
Postpaid ARPA	$152.91	$151.93	$149.87	$152.42	$148.06
(1)In the second quarter of 2026, Metronet agreed to repurchase certain customer accounts, resulting in a base adjustment to decrease postpaid accounts by 16,000. This base adjustment had no impact on postpaid net account additions.
(2)In the first quarter of 2026, we recognized a base adjustment to decrease postpaid accounts by 18,000, primarily due to combining certain business accounts that have multiple billing account numbers. This base adjustment had no impact on postpaid net account additions.
(3)In the second quarter of 2025, we acquired 85,000 postpaid accounts from Lumos. This base adjustment had no impact on postpaid net account additions.

Translating Strong Account Growth into Durable and Profitable Financial Growth
•Total service revenues increased 9% year-over-year to $19.0 billion, and Postpaid service revenues increased 13% year-over-year to $15.9 billion.
•Net income increased 1% year-over-year to $3.2 billion and included the impact of UScellular merger-related costs, including accelerated depreciation, net of tax, of $146 million.
•Diluted EPS increased 5% year-over-year to $2.99 per share and included the impact of UScellular merger-related costs, including accelerated depreciation, net of tax, of $0.14.
•Core Adjusted EBITDA increased 12% year-over-year to $9.5 billion.
•Net cash provided by operating activities increased 7% year-over-year to $7.5 billion.
•Cash purchases of property and equipment, including capitalized interest, increased 13% year-over-year to $2.7 billion.
•Adjusted Free Cash Flow increased 4% year-over-year to $4.8 billion.
•Stockholder Returns of $3.3 billion in Q2 2026, including common stock repurchases of $2.2 billion and cash dividends of $1.1 billion as part of the current stockholder return authorization of up to $18.2 billion through December 31, 2026, for cumulative stockholder returns(1) of $54.6 billion since program inception, split across repurchases of $44.2 billion and cash dividends of $10.4 billion. In Q3 2026 through July 17, 2026, the company repurchased an additional $392 million in common stock, totaling $2.5 billion in total shares repurchased since the beginning of Q2 2026.

	Quarter			Six Months Ended June 30,		Q2 2026 vs. Q1 2026	Q2 2026 vs. Q2 2025	YTD 2026 vs. YTD 2025
(in millions, except EPS)	Q2 2026	Q1 2026	Q2 2025	2026	2025
Total service revenues	$18,983	$18,831	$17,438	$37,814	$34,363	0.8%	8.9%	10.0%
Postpaid service revenues	15,853	15,629	14,078	31,482	27,672	1.4%	12.6%	13.8%
Total revenues	22,791	23,107	21,132	45,898	42,018	(1.4)%	7.9%	9.2%
Net income	3,239	2,504	3,222	5,743	6,175	29.4%	0.5%	(7.0)%
Diluted EPS	2.99	2.27	2.84	5.26	5.42	31.7%	5.3%	(3.0)%
Adjusted EBITDA	9,537	9,241	8,547	18,778	16,806	3.2%	11.6%	11.7%
Core Adjusted EBITDA	9,537	9,240	8,541	18,777	16,799	3.2%	11.7%	11.8%
Net cash provided by operating activities	7,500	7,222	6,992	14,722	13,839	3.8%	7.3%	6.4%
Cash purchases of property and equipment, including capitalized interest	2,703	2,623	2,396	5,326	4,847	3.0%	12.8%	9.9%
Adjusted Free Cash Flow	4,797	4,599	4,596	9,396	8,992	4.3%	4.4%	4.5%
(1) Beginning in Q3 2022 through June 30, 2026.

Extending Overall Network Lead with Best Assets, Customer Centricity and Technology Leadership
•T-Mobile achieved a record wireless NPS score of 46, the highest-ever NPS for a big three carrier, according to HarrisX survey data
•Ookla awarded T-Mobile with the Best Mobile Network in its Speedtest Connectivity report for the third consecutive time
•T-Mobile yet again recognized as the most awarded network by Opensignal, sweeping all Quality of Experience and Network Performance categories, while also leading in 5G Coverage and Application Experience categories
•T-Mobile was awarded Test Champion by P3 in their Q2 2026 US Mobile Benchmark, sweeping all 13 award categories, including AI Services Champion

See 5G device, coverage, and access details at T-Mobile.com. NPS: HarrisX Mobile Insights, Q2 2026. Net Promoter Score® (NPS®) is a registered trademark of Bain & Company. Ookla Award: Ookla® U.S. Speedtest Connectivity Report H1 2026. Opensignal Awards: Mobile Network Experience Report July 2026 © Opensignal Limited. P3 Awards: P3 US Mobile Benchmark Q2 2026.

Raising Cash Flow Guidance, Reiterating Strong 2026 Account and Profitability Guidance
•Postpaid net account additions are expected to be between 950 thousand and 1.05 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $37.1 billion and $37.5 billion.
•Net cash provided by operating activities, including net payments for UScellular merger-related costs, is now expected to be between $28.4 billion and $28.8 billion, an increase from prior guidance of $28.1 billion to $28.7 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be approximately $10.0 billion.
•Adjusted Free Cash Flow, including net payments for UScellular merger-related costs, is now expected to be between $18.4 billion and $18.8 billion, an increase from prior guidance of $18.1 billion to $18.7 billion. Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions, except Postpaid net account additions and Effective tax rate)	Previous		Current		Change (Mid-point)
Postpaid net account additions (thousands)	950	1,050	950	1,050	—
Net income (1)	N/A	N/A	N/A	N/A	N/A
Effective tax rate	25%	26%	25%	26%	—
Core Adjusted EBITDA (2)	$37,100	$37,500	$37,100	$37,500	$—
Net cash provided by operating activities	28,100	28,700	28,400	28,800	200
Capital expenditures (3)	~10,000		~10,000		—
Adjusted Free Cash Flow	18,100	18,700	18,400	18,800	200
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of company operations, excluding the impact of lease revenues from related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

Financial Results
For more details on T-Mobile’s Q2 2026 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at https://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Thursday, July 23, 2026, at 7:30 a.m. (EDT)

Pre-registration link for dial-in access and personalized PIN
Participants can pre-register for the conference call here in order to receive dial-in information and a personalized PIN. This option is recommended to avoid wait times when joining the call.

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•Toll Free: 1-844-539-1320
•International: 1-412-652-1263

Access via Webcast
The earnings call will be broadcasted live and can be replayed via the Investor Relations website at https://investor.t-mobile.com.

Submit Questions via X
Send a post to @TMobileIR or @SriniGopalan using $TMUS.

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR X account (https://x.com/TMobileIR), the @SriniGopalan X account (https://x.com/SriniGopalan) and our CEO’s LinkedIn account (https://www.linkedin.com/in/srini-gopalan/), both of which Mr. Gopalan also uses as a means for personal communications and observations, and the @TMobileCFO X account (https://x.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
As the supercharged Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is powered by an award-winning 5G network that connects more people, in more places, than ever before. With T-Mobile’s unique value proposition of best network, best value and best experiences, the Un-carrier is redefining connectivity and fueling competition while continuing to drive the next wave of innovation in wireless and beyond. Headquartered in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information, visit https://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; cyberattacks, disruptions, data loss or other security breaches; our inability to adopt and deploy network technologies in a timely and effective manner; our inability to effectively execute our digital initiatives and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, investment, joint venture, merger or divestiture involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in oil prices, inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as global conflict, wars and further escalations thereof; operational delays, higher procurement costs, such as memory chip cost impacts on smartphones, and operational costs, and increased regulatory and compliance complexities, for example, as a result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any failure or inability of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; compliance with the current regulatory framework, including our national security obligations, and any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telekom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures, including Adjusted EBITDA, Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow margin. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Special Items, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	2025	2026
Net income	$2,953	$3,222	$2,714	$2,103	$2,504	$3,239	$6,175	$5,743
Adjustments:
Interest expense, net	916	922	924	1,012	1,031	1,055	1,838	2,086
Other expense, net	46	11	78	89	132	107	57	239
Income tax expense	885	1,058	814	532	830	1,089	1,943	1,919
Operating income	4,800	5,213	4,530	3,736	4,497	5,490	10,013	9,987
Depreciation and amortization	3,198	3,146	3,408	3,756	3,817	3,434	6,344	7,251
Stock-based compensation (1)	168	178	217	209	203	212	346	415
UScellular merger-related costs	14	33	73	143	406	182	47	588
Network restructuring initiative costs (2)	—	—	—	93	76	52	—	128
Legal-related expenses (recoveries), net (3)	6	(4)	8	6	54	16	2	70
Impairment expense	—	—	278	—	—	—	—	—
Other, net (4)	73	(19)	170	504	188	151	54	339
Adjusted EBITDA	8,259	8,547	8,684	8,447	9,241	9,537	16,806	18,778
Lease revenues	(1)	(6)	(4)	(2)	(1)	—	(7)	(1)
Core Adjusted EBITDA	$8,258	$8,541	$8,680	$8,445	$9,240	$9,537	$16,799	$18,777
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements.
(2)In Q4 2025, we began implementing network restructuring initiatives as a result of recent technological advancements that enhanced our Customer-Driven Coverage insights. Network restructuring initiative costs consist of network decommissioning and contract termination costs related to the rationalization of our network and backhaul services and the elimination of duplicative costs.
(3)Legal-related expenses (recoveries), net consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack, net of insurance recoveries.
(4)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the UScellular acquisition, which are not reflective of T-Mobile’s ongoing core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA. Other, net, for the three months ended March 31, 2026 and December 31, 2025, includes $141 million and $390 million, respectively, and $141 million for the six months ended June 30, 2026, of severance and related costs associated with the 2025-2026 workforce transformation and reinvestment initiative. Additionally, Other, net, for both the three and six months ended June 30, 2026, includes $108 million of costs associated with retail initiatives to close certain dealer and corporate owned stores in connection with our ongoing digital initiatives to simplify routine transactions, as well as enhance customer experiences by transitioning in part to large-format experience stores.
Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain expenses, gains and losses, which are not reflective of our ongoing operating performance (“Special Items”). Special Items include UScellular merger-related costs, costs associated with the network restructuring initiative (as discussed above), certain legal-related expenses and recoveries, Impairment expense, restructuring costs not directly attributable to the UScellular acquisition (including severance), and other non-core gains and losses. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the company as a whole. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications and broadband services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, depreciation and amortization from capital investments, stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Adjusted Free Cash Flow and Adjusted Free Cash Flow margin are calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	2025	2026
Net cash provided by operating activities	$6,847	$6,992	$7,457	$6,654	$7,222	$7,500	$13,839	$14,722
Cash purchases of property and equipment, including capitalized interest	(2,451)	(2,396)	(2,639)	(2,469)	(2,623)	(2,703)	(4,847)	(5,326)
Adjusted Free Cash Flow	$4,396	$4,596	$4,818	$4,185	$4,599	$4,797	$8,992	$9,396
Net cash provided by operating activities margin (Net cash provided by operating activities divided by Service revenues)	40.5%	40.1%	40.9%	35.6%	38.4%	39.5%	40.3%	38.9%
Adjusted Free Cash Flow margin (Adjusted Free Cash Flow divided by Service revenues)	26.0%	26.4%	26.4%	22.4%	24.4%	25.3%	26.2%	24.8%
Adjusted Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including capitalized interest. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
Adjusted Free Cash Flow margin - Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth Postpaid ARPA:

	Quarter						Six Months Ended June 30,
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	2025	2026
Postpaid ARPA	$146.22	$149.87	$149.44	$150.17	$151.93	$152.91	$148.06	$152.42

Postpaid ARPA - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.